LICENSE AGREEMENT № W - 1/18

ON THE TRANSFER OF A GENERAL, EXCLUSIVE, UNLIMITED AND PERPETUAL LICENSE TO USE THE TECHNOLOGY, KNOW-HOW, DEVELOPMENT AND TECHNICAL KNOWLEDGE for industrial and commercial applications of the complex “TOR technology” and utility model “Tornado” in the mining industry, enrichment of rocks and processing of mineral raw materials and technogenic accumulations

Muttenz, Switzerland

18.06. 2018

The following is confidential

1. DECLARATION OF THE PARTIES

TORtec Forschungsinstitut GmbH (TRI, Sweitzerland), holder of intellectual property, hereinafter referred to as "Licensor", represented by Director and CEO Mr. Franc Smidt, on the one hand, and the company TORtec Group, hereafter referred to as "Licensee", represented by President and CEO Mr. Stephen Smoot, acting on the basis of the Charter, on the other hand, taking into account that:

1.1.

The Licensor is the holder and manager of technology, know-how, patents(s), as well as future patents and know-how, united under the common understanding of "TOR technology", as well as documentation, development and production of unique installations for resonant gas-dynamic grinding Materials of various types, united under the common understanding of "TORNADO", for the technologies of disintegration of substances, their mechanical, mechanochemical activation and mechanosynthesis, subsequent enrichment and / or production of dispersed materials, composites and mixtures;

1.2.

The Licensee wishes to acquire, on the terms of this License Agreement, an exclusive (General) perpetual and irrevocable license for:

•

methods of disintegration of mineral raw materials, methods and technologies of further enrichment of rocks minerals and processing of technogenic accumulations under the code name "TOR technology";

•

exploitation of specialized mineral processing "Tornado" utility models and the subsequent recipience of the products by the disintegration of mineral raw materials, mechanical activation, mechanochemical activation and mechanosynthesis to receive a large range of finished products, blends, composites and solutions;

•

commercialization of Licensor's technological solutions and projects in the mining industry and in the processing of mineral raw materials and technogenic accumulations.

2. DEFINITION OF TERMS

The following terms used in this Agreement are defined as:

2.1.

“TOR-Technologies” – defined as a set of technologies and a License (Annex Nº1) at the time of the transfer of the license under this License Agreement on the mining industry and mineral processing, including:

-

methods, techniques and technologies of disintegration of materials, minerals and rocks, mining, industrial waste with subsequent enrichment and/or with the recipience of the Product;

-

methods and technologies of mechanical activation, mechanochemical activation and mechanosynthesis of mineral raw materials, obtaining materials with new properties and new materials, composites, mixtures, solutions;

-

methods and technologies of deep processing and decontamination of contaminated materials, waste, and water reclamation;

-

methods and technologies of restoration of the fertility of the land, obtaining new classes of mineral and biomineral fertilizers and mixtures and mineral protection of soil and plants,

-

all or some know-how’s, trademarks, design development and Technical knowledge.

2.2.

«Products» - defined as the services and the resulting disintegration at the useful models of “Tornado” and the accompanying equipment products and results.

2.3.

«Patents» – received by the Licensor at the disposal of the authors or own patents and patents that will be received by the Licensor on the technology.

2.4.

Know-How, technical knowledge – defined as the technical information, technology, production, technical data and design drafts, material specification and other information used by the Licensor during the manufacture of the Products or services, or which is necessary for the Licensee to be able to produce Products and provide services in accordance with the standards and quality, same standards and qualities of Products and Services manufactured and provided by Licensor, including any enhancements obtained during the period of this Agreement.

2.5.

Specialized mineral processing "Tornado" Installations (lines) - defined as scientific-research, experimental, semi-industrial and industrial utility models, designs Developments and Technical knowledge as well as: stationary, mobile, floating line, two-stage, multi cascading, complex, and other useful models, which include the working chambers of the gas-dynamic energy (air, air mixture, argon and any inert gases, nitrogen, carbon dioxide, steam, etc.) in a confined space, the cavities of the working chamber , the automated control system (ACS), which include or may include spouts, cyclones, scrubbers, filtration system and other related support equipment and components.

2.6.

«Special products» –products not falling under the definition given in clause 1 hereof, are further developed by the Licensee using industrial designs protected by "patents" or on the basis of own KNOW-HOW, such as new materials and materials with new and desired properties.

2.7.

«Trademarks» - defined as all or specific trademarks which are used regardless of whether they were registered or not, at any time, during the term of this Agreement, or those, on which requests are received, or which are provided for all or any part of the Production, the details of which are given in Annex Nº 3.

2.8.

«Special equipment» –additionally developed unique equipment for the complex "Tornado" installation, necessary for the production of the "production under the license" (Annex Nº 2).

2.9.

«Confidentiality» –a compliance with the measures to prevent accidental or intentional disclosure of information relating to "patents" and know-how related documentation and confidential information concerning this Agreement to third parties.

2.10.

«The reporting period» –the period of the Licensee's activities to implement the terms of this Agreement in each period of 12 months from the date of entry hereof into force.

2.11.

«Territory» –not limited, unless otherwise agreed by the parties in additional Agreements.

2.12.

«Payments under the license agreement» –payments, by which all possible fees and taxes shall be paid by the Licensor.

2.13.

ACS –automated control system, including software for installation (line, "TORNADO").

3.  THE SUBJECT OF THE AGREEMENT

        3.1. The Licensor grants to the Licensee for the term of this Agreement and for royalties (remuneration) a general, exclusive, unlimited, irrevocable and perpetual License (Annex Nº 1 to this Agreement).

        3.2. Taking into account that the Licensee acquires the right for commercial transfer of the non-exclusive derivative territorial licenses and sublicenses for the use of "Products" and services under this License

              Agreement, for the use, import, offer for sale, sale and other introduction into economic turnover of the

              "product under the license" and (or) "special products" (in particular, using, if necessary, the "special equipment", and components, parts and raw materials, applied by Licensor on a "territory".

        3.3. The Licensor reserves the right to use the above industrial designs, know-how and Technology, as defined in this agreement, without any restrictions on a non-commercial basis.

        3.4. The Licensor transfers to the Licensee the necessary and sufficient to use the "TOR technology" and the utility model "Tornado" documentation, provides technical assistance, supervision and, if necessary, the supply of samples and materials, as well as "special equipment" and produces all the Technical requirements for design and general contracting works for the production of the useful models, units

               (lines), "TORNADO", their certification, for later commercial use.

4. CONSTRUCTUAL AND TECHNOLOGICAL DOCUMENTATION

4.1.

All of the technological documentation, necessary and sufficient for the production and use of the "production under the license" at the TOR-technology and operation utility models, "Tornado", is transmitted by the Licensor to the authorized representative of the Licensee at the conclusion of this License Agreement and in subsequent acts for the transfer of intellectual-material values signed by authorized representatives of both Parties. If the Licensee or his authorized representative does not appear at the time set for transfer, the Licensor may send the documentation by registered mail to the address and at the expense of the Licensee. The date of the documentation transfer shall be the date of signing of the acceptance act or the date of postmark on the invoice, respectively.

4.2.

If the Licensee, during the transfer or within 12 months after receiving the documentation, will set incompleteness or incorrectness of the received documentation from the Licensor, the Licensor shall, within 3 weeks after receipt of a justified written complaint, transfer the missing documentation or correct partial deficiencies and shall transfer the corrected documents to the Licensee. In this case, the date of transfer shall be the date when the original documentation was transferred or the transfer of the the missing or revised documentation, in accordance with the provisions of paragraph 4.4.1.

4.3.

The Licensee may copy the documentation for his needs, however he is subject to the obligation to ensure "confidentiality".

5. FURTHER DEVELOPMENTS AND IMPROVEMENTS

5.1.

During the term of the License Agreement, the Parties undertake immediately to inform each other about all produced further developments, and improvements of the utility models, "patents”, "know-how", "production under the license" and "special products".

5.2.

The parties undertake to first provide each other with all the abovementioned improvements on the subject of this Agreement. The conditions for the transfer of these improvements and further developments will be agreed by the parties additionally.

5.3.

The further developments and improvements, which are protected by "patents" or in respect of which applications for a "patent" were submitted, that are created by one of the Parties, are considered to be owned by the party and can be shared under this License Agreement to subsidiaries, operating enterprises and structural subdivisions of the Licensee.

6. LIABILITIES AND RESPONSIBILITIES

6.1.

The Licensor declares that at the time of signing of this Agreement he knew nothing about the rights of third parties which might be violated by the granting of this license.

6.2.

The Licensor declares about the technical viability of the TOR technology and the feasibility of production of "production under the license" and services at the enterprises of the Licensee and the possibility of performance under this Agreement, subject to full compliance by the Licensee of the specifications and instructions of the Licensor.

6.3.

The licensor undertakes and guarantees the Licensee not to grant a license for the method of producing the "Product" at the "Technology Tornado" provided for in the Agreement, to third parties and confirms the right of the Licensee to provide all kinds of derivative license to subsidiaries, according to the terms of this Agreement and with the reproduction of the arbitrational clause, as in this Agreement, in each successive license agreement.

6.4.

The Licensor declares that the useful design and documentation and other materials provided to the Licensee are complete and accurately conducted.

6.5.

The Licensee undertakes to produce the "production under the license", and provide specialized services in full accordance with the acquired technology and the design documentation and the instructions of the Licensor in respect of the industrial design and utility models "TORNADO" TOR-technologies in any planned projects and exclusively in their own factory.

6.6.

The party that fails to comply with the above conditions must compensate the other Party for losses incurred in connection with this loss within the limits of the lost economic profit.

6.7.

For violation of terms of transfer of technological documentation, licenses and other necessary information in accordance with this Agreement, the Licensor shall pay to the Licensee a penalty, calculated in the amount of 1% of the annual amount, but not more than 30% of the total royalties per year.

6.8.

The amount of damages and contractual penalties which one Side can claim because of various violations of this Agreement may not in total exceed that provided for in paragraph 6.7 of the amounts if the Parties have not agreed otherwise.

6.9.

The Licensor shall provide a two-year warranty period for the operation of any utility model "Tornado" and subsequent after-sale service, and service on a contractual basis through a contractor.

6.10.

The Licensor is obliged and shall bear the costs for the registration and support of the priorities in intellectual property, including the generic know-how on the complex TOR-technology and utility models "TORNADO" in the registry of the International Committee for Property Protection and provides data protection of priorities at the International Commercial Arbitration Court at the International Committee for Property Protection (ICAC at the ICPP), Larnaca, Cyprus.

7. TECHNICAL ASSISTANCE IN THE PRODUCTION OF THE "PRODUCT LICENSE"

7.1.

In order to provide technical assistance to the Licensee in relation to the production of the "production under license", as well as for the training of the Licensee’s personnel in relation to TOR technologies, methods and techniques related to the manufacture and use of "production under the license" and related equipment, the Licensor shall, at the request of the Licensee, provide the enterprise of the Licensee with the necessary number of specialists. The conditions and the payment for the training of the specialists are agreed by the Parties in the supplementary Agreement. The Licensee will notify the Licensor of its request 1 month prior to the proposed date of the transfer of experts.

7.2.

The Licensee will provide the Licensor's specialists during their stay at the Licensee’s enterprise(s) with hotel premises, means of transport to travel to work and back, equipped workstations, telephone and Internet communication, and other agreed services.

7.3.

In the case where the Licensee shall request the Licensor to visit the enterprise producing the "products under the license" for purposes of studying its production and equipment, the Licensor will satisfy such inquiry. All costs associated with the visit and stay of the professionals in the businesses of the Licensor, shall be provided by the Licensee.

8. ROYALTIES AND PAYMENTS (HONORARIUM)

         8.1. A one-time fee for the License provided for in this Agreement is of 30 000 (thirty thousand) euros,

                transferred to the Licensor, which has already been remitted and received.

         8.2. From the moment of the signing of this License Agreement, the Licensee annually pays royalties in the amount of 10% of any after tax profit received by the Licensee by the year’s result, including the profit obtained from each subsidiary that applied the complex TOR-technology and the Tornado installation for

                Licenses in order to distribute the author's remuneration by the Licensor.

9. INFORMATION AND STATEMENTS

        9.1. The Licensee, within 30 days following the annual "reporting period" provides the Licensor with the consolidated accounting data on the volume of sales of services, "products under the license" and "special products", services rendered using TOR technology during the "reporting period", and also a copy of the balance sheet deposited with the tax authorities and corresponding balances for each subsidiary that applied

              TOR technology and / or Tornado utility models.

       9.2. The Licensor has the right to inspect data relating to the volume of production and sales, "production under the license" and "special products", the enterprises of the Licensee on the consolidated accounting reports,

               or to order an external audit. The Licensee is obliged to ensure the possibility of such verification.

10. ENSURING CONFIDENTIALITY

      10.1. The parties undertake the obligation to preserve the "confidentiality" derived from the Licensor's technology, documentation and information under this Agreement relating to the production of services,

               "production under the license", "special products", the TOR-technology and utility models-installations

               "TORNADO", which can be called differently, but which imply the principles on the subject of this

               Agreement in sections 1-3 of this Agreement.

       10.2.The parties shall take all necessary measures to prevent full or partial disclosure of such information or its acquainting to third parties without mutual Agreement.

       10.3. With the submitted documentation and information shall be acquainted only those persons, from the personnel of Licensee's enterprises, who are directly involved in the production of services, "products under the license", who have been approved by the Licensee's trade secret access list.

        10.4.In the case where the information is disclosed by the Licensee, contained in documents and reports, within the unauthorized transfer to third parties of technical knowledge and trade secrets, the Licensee will reimburse the Licensor for the losses incurred in connection therewith, which is determined by the mediator appointed by the Chairman of the International Commercial Arbitration Court at the International

               Property Protection Committee (ICAC at the ICPP), Larnaca, Cyprus.

11. PROTECTION OF THE TRANSFERRED RIGHTS

       11.1. During the whole term of this Agreement, the Licensee acknowledges and recognizes the validity of the rights of the Licensor on all the technology and documentation. The Licensor is obliged to "maintain in effect" the existing and future patents and trade secrets, know-how, during the term of this Agreement. If the Licensor intends to stop maintaining patents and priorities in the intellectual property registry of the

               ICPP in force, or sell or transfer the know-how or its rights and obligations under this Agreement, he shall notify in advance the Licensee. In this case, the Parties shall settle their relations arising out of this

              Agreement further with additional written agreements.

     11.2. On cases of illegal use, by third parties, of technology, know-how, patents, technical knowledge of the

              Licensor on the "territory", which became known to the Licensee, he will promptly notify Licensor. In case where the Licensee shall be presented with complaints or claims in relation to the violation of the rights of third parties in connection with the use of a license hereunder, the Licensee shall notify the Licensor. In both cases, the Licensor agrees to settle such claims or take other actions, eliminating the costs and losses in relation to the Licensee.

       11.3. In the event that the Licensee concludes that it is appropriate to patent the Licensor's industrial designs for which patents have not yet been obtained, he shall communicate his opinion to the Licensor. The latter decides on the advisability of legal protection of its industrial designs taking into account the legitimate interests of the Licensee. All costs associated with such patenting are distributed between the parties under an additional agreement.

11.4.

 The Licensee has full right of disposal of the finished products created by the industries, without any obligations to Licensor.

12. ADVERTISING

       12.1.The Licensee shall specify in the relevant promotional material and in the production of "product under the license" as well as in the "special products" manufactured at the enterprises, that the products are manufactured under the license obtained from the Licensor TORtec Group, with a brand «TORtec®».
        12.2. The question on the use of the Licensor’s trademarks by the Licensee shall be settled by the Parties in additional annexes to this Agreement.

13. THE ARBITRATION CLAUSE (DISPUTE RESOLUTION)

13.1.

In the event of any dispute between the Licensor and the Licensee on matters provided for in this Agreement, the Parties will take all measures to resolve them through negotiations between them.

13.2.

In case of failure to settle the mentioned disputes by negotiations, they shall be resolved exclusively in arbitration, at the International Commercial Arbitration Court at the ICPP (ICAC at the ICPP, Larnaca, Cyprus). The parties are entitled to appeal on controversial issues only in the ICAC at the ICPP (Larnaca, Cyprus). If the Parties do not agree otherwise, the arbitration shall be conducted before the court of Arbitration, consisting of three (3) arbitrators appointed: one by the plaintiff, one by the defendant, and the third, appointed by the Chairman of the ICAC at the ICPP, who will act as the Chairman (umpire) of the process. If any party does not appoint such arbitrator within 30 days from the date of receipt of the request for arbitration, the ICAC President himself will appoint the arbitrator. The venue of arbitration shall be the city of Larnaca, Cyprus, unless otherwise agreed upon by the Parties. The case in arbitration will be conducted in the language agreed between the Parties. In the consideration and administration of the referred question (claim) to the ICAC and the making of the arbitral award, the ICAC will be guided solely by the terms and conditions contained in the Constituent documents of the ICPP and the UNCITRAL rules, not taking into account the principles of conflict of laws. The arbitrators will decide by the majority of votes. The decision of the Tribunal will be issued in writing, it shall contain the basis on which it was passed and will be signed, by at least two of the three arbitrators. The Arbitration award will be final and binding upon the Parties. It may be enforced in any court in any state on the basis of the UN Convention of 1958.This arbitration agreement operates autonomously from this Agreement and continues to operate after the termination of this Agreement. The costs of the Arbitration, other than the costs of lawyers and other costs paid by the Parties themselves, will be payed by the guilty (the Side that will lose) Party.

13.3.

While the Arbitration decision is pending, the Parties will fulfill their obligations under this Agreement.

13.4.

The Licensee will, to the maximum extent possible, apply this arbitration clause in all contracts concluded with the third parties.

13.5.

The arbitration clause is autonomous from this Agreement, and, in the event of its termination, is effective for another 5 years.

14. TERM OF THE AGREEMENT

       14.1.This Agreement is of unlimited duration, valid as long as the companies of the Parties operate, and it comes into force from the date of its signing by the Parties in accordance with the prescribed manner.

        14.2. Each Party has the right to terminate this Agreement by a written notice if the other Party fails to perform any material condition on the clauses of this Agreement. However, a Party that has not fulfilled its obligation will be granted 30 days to resolve the violation.

      14.3. If this Agreement is terminated ahead of schedule due to the failure of Licensee to fulfil its obligations,

              including payment of royalties, then he is deprived of the right to use all technology and documentation in any form and must immediately stop and not continue conducting all work related to this Agreement (See the «Subject matter of the agreement»), to return to the Licensor in full all the design and technological documentation received from the Licensor.

15.  OTHER CONDITIONS

15.1.

The rights and obligations of Licensee hereunder may not be assigned to another citizen or legal person without the written permission of the Licensor.

15.2.

All changes and additions to this Agreement must be made in writing and signed by duly authorised persons and approved by the competent authorities, if such approval is necessary.

15.3.

 In relation to all other, not provided for in this Agreement, it shall be governed by the current Legislation of the country of residence of the Licensor.

15.4.

The annexes mentioned in this Agreement form an integral part of it.

15.5.

This License Agreement is concluded in Muttenz (Switzerland) on 18.06. 2018 in two equivalent copies in English.

LEGAL ADDRESSES AND BANK DETAILS OF THE PARTIES:

The LICENSOR:

TORtec Forschungsinstitut GmbH

Rothausstrasse 61, 4132 Muttenz, Switzerland

fr.smidt@gmail.com  Tel.: +41 764374455

Attention: Franc Smidt

The LICENSEE:

TORtec Group

30 North Gould Street, Suite R

Sheridan, Wyoming 82801

Attention: Stephen H. Smoot

Email: ceo@tortecgroup.com

 Phone:  +1-307-220-3226

The LICENSOR: /s/ Franc Smidt Franc Smidt	The LICENSEE: /s/ Stephen Smoot Stephen Smoot